UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 31, 2016 the shareholder of ITC Holdings Corp. (the “Company”) approved the Board of Directors’ (the “Board”) recommendation to expand the size of the Board from nine to ten directors and appointed Robert A. Elliott as a director of the Company. There are no understandings or arrangements between Mr. Elliott and any other person pursuant to which Mr. Elliott was selected as a director of the Company. Mr. Elliott does not have any familial relationship with any director or executive officer of the Company. It has not yet been determined on which committees of the Board Mr. Elliott will serve. The appointment of Mr. Elliott as a new director was effective on January 1, 2017.

In connection with his service as director, Mr. Elliott will receive the Company’s standard non-employee director cash compensation. Specifically, Mr. Elliott will receive a $125,000 annual cash retainer (payable in equal quarterly installments), as well as an annual cash payment if he serves as chair of any committee or as chairman of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2017

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel